May 5, 2014

Securities and Exchange Commission

450 Fifth Street, NW

Washington DC 20549

Commissioners:

We have read the statements made by Intelligent Living Inc., pursuant to item 4.02 of form 8-K, report dated May 2, 2014. We agree with the statements (a) under item 4.02 in such form 8-K.

Sincerely,

/s/ D’Arelli Pruzansky, P.A.

Certified Public Accountants

7280 Palmetto Park Road, Suite 308N, Boca Raton, Florida *    Phone 561.756.9250 *   Fax  561.826.8936